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                                                                   EXHIBIT 10.5

November 17, 2000

U.S. Interactive, Inc. Noteholder

         Re:      Binding Letter of Intent for Note Modification.
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Dear Sir or Madam:

         In connection with closing under that certain Agreement and Plan of Merger, dated February 1, 2000 (the "Merger Agreement"), by and among U.S. Interactive, Inc. ("USIT"), First Acquisition Co. (now U.S. Interactive Corp. (Delaware)), Soft Plus, Inc. ("Soft Plus") and each of you, USIT executed and delivered to Mohan Uttarwar as the Soft Plus Shareholder Agent (the "Agent") its non-negotiable, non-assignable promissory note, dated March 8, 2000, in the original principal amount of $80 million (the "Original Note").

         We have been negotiating with the Agent to restructure the Original Note and are prepared to enter into this Agreement to modify the Original Note in accordance with the Term Sheet attached hereto and incorporated herein by this reference, which Term Sheet sets forth all the material terms and conditions for modifying the Original Note that will be included in definitive agreements among the parties as promptly as possible following the date hereof.

         If the parties are unable to negotiate, execute and deliver such definitive documents for some unanticipated reason, then the terms and conditions set forth in the Term Sheet shall control and any dispute between the parties (including any immaterial term not set forth in the Term Sheet) shall be resolved by binding arbitration in such locale as the parties may agree, and if the parties cannot agree, then in the City of St. Louis, MO. The arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association.

         No rights created by this letter agreement may be assigned and no duties created by this letter agreement may be delegated by a party without the prior written consent of the other party. One or more waivers of any term or condition shall not be construed as a waiver of any subsequent breach of the same term or condition. This letter agreement may be executed in any number of counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This letter agreement shall be subject to and shall be construed under the laws of Delaware.

         Subject to approval by the Board of Directors of USIT, intending to be legally bound, we have executed this letter, which sets forth the material terms and conditions to modify the Original Note, including the terms and conditions set forth in the Term Sheet attached hereto and incorporated herein by this reference. If you are in agreement with the foregoing terms, the terms and conditions set forth in the Term Sheet attached hereto and incorporated herein by this reference, then please sign this letter below where you name appears, which will constitute our agreement with respect to the subject matter of this letter. Thank you.

                                             U.S. INTERACTIVE, INC.


                                             By:    /s/  William C. Jennings
                                                    ----------------------------
                                                         William C. Jennings


                                             Title: Chief Executive Officer
                                                    ----------------------------


Acknowledged and agreed to,
intending to be legally bound,
this November 6, 2000.


/s/ Mohan Uttarwar
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Signature



Mohan Uttarwar
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Print name



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                             U.S. INTERACTIVE, INC.
                          $80,000,000 Restructured Note

                                   Term Sheet

         U.S. Interactive, Inc. (the "Company") issued a Note in the principal amount of $80,000,000 that is scheduled to mature on March 8, 2001 (the "Original Note"). Certain holders of the Original Note and the Company are proposing to agree to restructure the Original Note in accordance with the basic terms set forth herein. Reference herein the "holders of the Original Note" shall mean former shareholders of Soft Plus with the beneficial percentage interest in the Original Note in the percentages set forth on the schedule attached hereto. Those holders of the Original Note who consent (the "Consenting Holders") to the restructuring of the Original Note will each receive a new note (the "Restructured Note") with substantially the same terms set forth herein.

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1.       Term:                                       The term of the Restructured Notes shall be that the
                                                     maturity date is March 8, 2008.

2.       Principal:                                  The aggregate principal amount of the Restructured Notes
                                                     shall be equal to the sum of the proportionate interest of the Consenting Holders in the Original Note but not less
                                                     than $72,000,000.  If a Consenting Holder converts a portion of its Restructured Note prior to maturity as provided
                                                     below, the principal amount due to such Consenting Holder at maturity shall be reduced accordingly.

3.       Interest:                                   The interest on the Restructured Notes shall be 6.20% per
                                                     annum.  The interest accrues but does not compound for the term of the Restructured Notes.  Interest accrued as of the restructured date shall remain accrued interest, and shall be satisfied as provided below.

4.       Cash Pre-Payments:                          The Company has the option of making payments due on
                                                     interest and principal in cash at any time during the term of the Restructured Notes; provided that any such payment
                                                     shall be made with sufficient prior notice to the Consenting
                                                     Holders so that such Consenting Holders will have adequate opportunity to convert all or a portion of their
                                                     Restructured Notes as provided below.  Cash pre-payments
                                                     shall be applied first to accrued interest and then to
                                                     principal.

5.       No set-off for Pending Claims:              If pending litigation against the Company relating to (i)
                                                     the suit brought by former shareholders of Soft Plus, (ii)
                                                     First Albany and (iii) German tax liability is resolved or settled resulting in any payments by the Company, such
                                                     payments shall NOT reduce the principal amount of the
                                                     Restructured Notes nor the allocable portion of the
                                                     corresponding accrued interest.

6.       Payments at Maturity:                       On March 8, 2008, the Consenting Holders shall receive that number of fully registered shares of common stock of the
                                                     Company provided for in paragraph 7, reduced by any prior
                                                     partial conversion or as otherwise provided herein, in full satisfaction of principal of and accrued interest on the
                                                     Restructured  Notes.
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
7.       Conversion Price:                           The Conversion Price upon the conversion of the Restructured
                                                     Notes shall be equal to 24,000,000 shares of common stock of the Company multiplied by a fraction, the numerator of which is the principal amount portion of the Restructured Note
                                                     being converted and the denominator of which is $80,000,000.

8.       Subordination:                              The Restructured Notes shall be subordinated to all present and future Company  bank and institutional debt (whether or not secured or designated as senior debt) as well as notes or other payment obligations of the Company to landlords of the Company in connection with termination or default under the Company's current lease obligation to such landlord.

                                                     In bankruptcy, the Consenting Holders shall have a claim payable for the full amount of principal of the Restructured Notes and accrued interest thereon.

9.       Conversion:

     (A)            Optional Conversion by the       On the restructure date, each Consenting Holder shall
                    Consenting Holders at            have the right to convert in whole or in part such
                    Restructure Date:                Consenting Holder's pro rata share of the Restructured
                                                     Notes into shares of common stock of the Company. Any
                                                     conversion shall include the accrued interest on the principal so converted.

     (B)            Optional Conversion by the       Beginning one year from the restructuring date, each
                    Consenting Holders after         Consenting Holder, individually, shall have the right
                    Restructure Date:                at any time and from time to time to convert all or a
                                                     portion of its pro rata share of the Restructured Notes into shares of common stock of the Company. Any conversion shall include the accrued interest on the principal so converted.

                                                     The Restructured Notes will contain customary provisions so that the conversion mechanics are not administratively
                                                     burdensome on the Company.

     (C)            Optional Conversion by the       In any calendar year, the Company shall have the right
                    Company:                         to convert up to $20 million in principal amount of
                                                     the Restructured Notes
                                                     (and corresponding accrued interest thereon), pro rata among the Consenting Holders, into fully registered shares of common stock of the Company if the price of the Company's common stock is at least $3.00 per share for not less than ten consecutive trading days. Any conversion shall satisfy the accrued interest on the principal so converted.


10.      Anti-dilution:                              The number of shares issuable upon conversion or maturity of the Restructured Notes shall be subject to adjustment
                                                     pursuant to standard anti-dilution provisions customarily
                                                     available to holders of convertible or exchangeable
                                                     securities.  Sales of stock by the Company for more than
                                                     $3.33 per share shall not give rise to any anti-dilution
                                                     rights.
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
11.      Board Representation:                       Until at least 51% of the aggregate principal amount of the
                                                     Restructured Notes have been converted as provided for
                                                     herein, the Directors shall agree to nominate and recommend for appointment to the Board three (3) designees selected by
                                                     51% of then outstanding aggregate principal amount of the
                                                     Restructured Notes; provided, that Mr. Mohan Uttarwar will be deemed one of such individuals so long as he is a
                                                     director on the Board.

                                                     The Company shall use it commercially reasonable best efforts to secure the agreement of its principal shareholders to vote their shares of Company common stock in favor of the designees selected by the majority of the then outstanding aggregate principal amount of the Restructured Notes as provided in the immediately preceding sentence.

12.      Fees and Expenses:                          The Company shall pay the actual and reasonable fees and
                                                     expenses of the Consenting Holders in connection with the
                                                     restructuring of the Original Note, including attorneys'
                                                     fees, in an amount not exceeding $40,000.

13.      Section 453A Payments:                      On an annual basis the Company shall pay to each Consenting
                                                     Holder holding greater than $5 million principal amount of the Restructured Note an amount equal the interest due on
                                                     the deferred tax on the gain represented by such
                                                     Restructured Note.  Other than the initial payments for 2000 under this paragraph 13, such payments will NOT be deemed to be a pre-payment of principal of or corresponding accrued
                                                     interest on Restructured Notes.

14.      Transferability:                            Without the prior consent of the Company the Restructured
                                                     Notes shall not be transferable by a Consenting Holder other than (a) to an "accredited investor," as such term is
                                                     defined in Rule 501(a) of Regulation D under the Securities
                                                     Act of 1933, as amended, that is not a competitor of the
                                                     Company or (b) for bona fide estate purposes to or for the benefit the immediate family members of the Consenting
                                                     Holder.

15.      Registration of Shares:                     The Company shall register on and file with the Securities and Exchange Commission a registration statement to register the shares of common stock of the Company to be issued to
                                                     Consenting Holders as of the restructure date as a result of conversion in accordance with paragraph 9(A) above.

                                                     In addition, so long as Restructured Notes are outstanding, once each calendar year the Company shall register on and file with the
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
                                                     Securities and Exchange Commission a registration statement to register the shares of common stock of the Company issuable to
                                                     Consenting Holders who convert Restructured Notes in accordance with paragraph 9(B) above on or before March 15 of each year during the term of the Restructured Notes if, and only if,
                                                     Consenting Holders have converted shares of common stock of the
                                                     Company with a market value as of the April 1 of such year exceeding $5.0 million.

                                                     Shares subject to the foregoing registrations are referred to herein as "Registrable Shares." A share of common stock shall cease to be a Registrable Share when (i) a registration statement covering such share has been declared effective by the SEC and such share has been disposed of by a Consenting Holder pursuant to such effective registration statement, (ii) such share is held by the Company or one of its subsidiaries or otherwise ceases to be outstanding, or (iii) such share may be sold pursuant to Rule 144 of the SEC, if applicable.

                                                     In addition to the foregoing, holders of Registrable Shares shall be entitled to "piggyback registration rights" in connection with any firmly underwritten public offering following the first anniversary of the restructuring date, subject to customary underwriter "cutback" and other underwriting requirements.

16.      Conditions to Closing:                      (A) Approval by the stockholders of the Company of the
                                                     authorization of shares of common stock to be issued to the
                                                     Consenting Holders upon conversion or at maturity.

                                                     (B) The consent to the restructuring of the Original Note from the holders of the Original Note representing at least 90% of the principal amount of the Original Note.

                                                     (C) The registration statement registering the common stock of the
                                                     Company to be issued to the Consenting Holders upon conversion at the restructure date shall have been declared effective by the
                                                     Securities and Exchange Commission.

                                                     (D) The Company shall have performed or complied with all
                                                     agreements or covenants required by the agreement evidencing the
                                                     Restructured Notes.

                                                     (E) The Board shall elect Mr. Mohan Uttarwar as the Chief
                                                     Executive Officer of the Company effective no later than the restructuring date, subject to termination without cause only upon the affirmative vote of 2/3rds of the Board of Directors then in office.

                                                     (F) The Company receives a "fairness opinion" from Deutsche Banc
                                                     Alex. Brown.
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

                                                     (G) Holders of registration rights with respect to outstanding shares of common stock of the Company consent to the contemplated stock registration hereunder.

                                                     (H) If the foregoing conditions to closing have not been satisfied or waived by the parties prior to March 8, 2001, of if the Company files for bankruptcy prior to such date, then the binding letter of intent to which this Term Sheet is attached shall terminate as of such filing or as of midnight on March 7, 2001, and shall thereupon become null, void and of no further force and effect.

17.      Other Provisions:                           Release of the Indemnity under the Merger Agreement, the
                                                     Escrow Shares and Lock-up and Market-out Letter Agreements,
                                                     as referenced in prior discussions to the restructuring of the Original Note.

18.      Cooperation:                                The parties agree to execute and deliver such further
                                                     documents and instruments and to do such other acts and
                                                     things as any other party, as the case may be, may
                                                     reasonably request in order to effectuate the transactions contemplated hereby, including obtaining the consent of the holders of the Original Note to the restructuring of the
                                                     Original Note.

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